UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2013

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Brentwood Blvd., St. Louis, Missouri		63105
(Address of principal executive offices)		(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2013, the Board of Directors of Furniture Brands International, Inc. (the “Company”) terminated the Company's 2010 Employee Stock Purchase Plan (the “Plan”) effective March 1, 2013. Under the terms of the Plan, eligible employees were entitled to purchase common stock of the Company at a price equal to 95% of the fair market value of the shares on the date of purchase. The Plan was intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

The foregoing description does not purport to be a complete description of the rights and obligations of the Company or the participants under the Plan. The above description is qualified in its entirety by reference to the Plan, a copy of which was included in the Company's Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on May 6, 2010.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b)    On February 6, 2013, James M. Zimmerman informed the Board of Directors that he will not stand for reelection at the Company's Annual Stockholders Meeting to be held on May 2, 2013, due to the increased demands on his time from his other business and personal interests.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 7, 2013, the Board of Directors approved an amendment to the Company's By-Laws, effective as of such date, to reduce the minimum number of directors of the Company from seven to six. The foregoing description is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.     Description

3.1	Amendment to the By-Laws of the Company, effective as of February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 8, 2013

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.     Description

3.1	Amendment to the By-Laws of the Company, effective as of February 7, 2013.